SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 25, 2011

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the previously announced succession plan of the American Electric Power Company, Inc. (“Company”), Michael G. Morris will resign as Chief Executive Officer of the Company on November 11, 2011.  Effective November 12, 2011, the Board elected Mr. Morris as Executive Chairman through December 31, 2011 and as Non-Executive Chairman effective January 1, 2012.  The Board also elected Nicholas K. Akins as Chief Executive Officer, effective November 12, 2011. In addition, Carl L. English, currently Vice Chairman of the Company, will resign that position as of December 31, 2011.

Effective October 25, 2011, the size of the Board of Directors (“Board”) of American Electric Power Company, Inc. (“Company”) was increased from twelve (12) to thirteen (13) directors.  Mr. Akins, President of the Company, was appointed by the Board to fill the newly created directorship and also was appointed to the Executive and Public Policy Committees of the Board.  Mr. Akins, 51, was elected President of the Company in 2010.  He has previously served as executive vice president of American Electric Power Service Corporation, a wholly-owned subsidiary of the Company, from 2006 to 2010, and president and chief operating officer of Southwestern Electric Power Company, a wholly-owned subsidiary of the Company, from 2004 to 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title:	Assistant Secretary

October 26, 2011